Exhibit 10.4

GUARANTY

THIS GUARANTY (“Guaranty” or “Agreement”), made as of this 19th day of August, 2003, by and among Austin Ventures VII, L.P. a Delaware limited partnership (“AV VII”), Austin Ventures VIII, L.P., a Delaware limited partnership (“AV VIII” and together with AV VII, the “Guarantors” and each a “Guarantor”) and Comerica Bank, a Michigan banking corporation located at 500 Woodward Avenue, Detroit, Michigan 48226 (herein called “Bank”).

RECITALS:

A. WHEREAS, pursuant to that certain Promissory Note dated as of August 19, 2003 (as the same may be amended, restated or otherwise modified from time to time after the date hereof, the “Note”) in the original principal amount of Five Million Dollars ($5,000,000) by Staktek Holdings, Inc., a Delaware corporation (the “Company”) in favor of the Bank, the Bank has agreed, subject to the satisfaction of certain terms and conditions, to extend certain financial accommodations to the Company, as provided therein; and

B. Each of the Guarantors, as shareholders of the Company, desire to see the success of the Company and, furthermore, each of the Guarantors shall receive direct and/or indirect benefits from extensions of credit made or to be made pursuant to the Note to the Company.

C. WHEREAS, as a condition precedent to the making of the loan evidenced by the Note, the Guarantors are required to execute and deliver a guaranty in the form of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

I.	Representations and Warranties.

Each of the Guarantors represents and warrants as follows:

A. It is a duly formed and validly existing limited partnership under the laws of the State of Delaware.

B. The execution, delivery and performance by such Guarantor of this Guaranty are within such Guarantor’s limited partnership powers, has been duly authorized by all necessary limited partnership action, do not contravene (i) such Guarantor’s organizational documents, or (ii) any law or contractual restriction binding on or affecting such Guarantor or its property.

C. No further approval, authorization, consent or order of any public board or body is legally required with respect to the entering into and performance by such Guarantor of this Guaranty.

D. This Guaranty is the valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles relating to or limiting creditors’ rights generally.

II.	Guaranty.

A. Guarantors hereby jointly and severally guarantee to the Bank the punctual payment to the Bank when due, whether by acceleration or otherwise, of the Indebtedness, including, without limitation, principal, interest (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding by or against the Company, whether or not a claim for post-filing or post-petition interest is allowed in such a proceeding), and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Indebtedness, whether such Indebtedness is now existing or hereafter arising. Each Guarantor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of demand, notice of intent to demand, notice of acceleration, notice of intent to accelerate, notice of default and diligence in collecting any Indebtedness, and agrees that the Bank may modify the terms of borrowing, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any part or all of any Indebtedness, or permit the Company to incur additional Indebtedness, all without notice to Guarantors and without affecting in any manner the Bank’s rights under this Agreement. Each Guarantor further waives any and all other notices to which such Guarantor might otherwise be entitled. Each Guarantor acknowledges and agrees that the Bank’s rights under this Agreement are not conditioned upon pursuit by the Bank of any remedy the Bank may have against the Company or any other person or any other security. No invalidity, irregularity or unenforceability of any part or all of the Indebtedness or any documents evidencing the same, by reason of any bankruptcy, insolvency or other law or order of any kind or for any other reasons, and no defense or setoff available at any time to the Company, shall impair, affect or be a defense or setoff to the Bank’s rights under this Agreement.

“Indebtedness” shall mean all of Company’s obligations contained in or arising under or in connection with the Note and all extensions, renewals and amendments to the Note, or any replacements or substitutions therefore, including the obligations of Company for payment of all sums loaned, paid out, expended or advanced by or for the account of the Bank under the terms of the Note, or any of the documents or instruments described in this Guaranty, the Note or the obligations of the Guaranty, together with interest thereon; and also as security for all other indebtedness and liabilities, including all fees, costs, expenses and indemnitees, whether direct, indirect, absolute or contingent, owing by the Company to the Bank in any manner under the Note, which hereafter become due, or that may hereafter be incurred by the Company to or acquired (pursuant to the Note) by the Bank, and all other future obligations of the Guarantors to the Bank, its successors and assigns, howsoever created, arising or evidenced under the Note, whether joint or several, direct or indirect, absolute or contingent, primary or secondary, and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all replacements, consolidations, amendments, renewals or extensions of the foregoing.

B. The obligations of each of the Guarantors hereunder shall be absolute and unconditional, and shall be a guaranty of payment and not of collection, irrespective of the validity, regularity or enforceability of the Note, any of the related documents or this Agreement, or any provision thereof, the absence of any action to enforce the same, any waiver or consent with respect to or any amendment of any provision thereof (provided that any amendment of this Agreement shall be in accordance with the terms hereof), the recovery of any judgment against any Person or action to enforce the same, any failure or delay in the enforcement of the obligations of the Company under the Note or any related documents, or any setoff, counterclaim, recoupment, limitation, defense or termination whether with or without notice to any Guarantor. Each Guarantor hereby further covenants that no security now or subsequently held by the Bank for the payment of the Indebtedness, whether in the nature of a security interest, pledge, lien, assignment, setoff, suretyship, guaranty, indemnity, insurance or otherwise, and no act, omission or other conduct of the Bank in respect of such security, shall affect in any manner whatsoever the unconditional obligations of this Agreement, and that the Bank in its sole discretion and without notice to any of the Guarantors, may release, exchange, enforce, apply the proceeds of and otherwise deal with any such security without affecting in any manner the unconditional obligations of this Agreement. Each of the Guarantors hereby waives diligence, demand for payment, filing of claims with any court, any proceeding to enforce any provision of the Note or any of the other related documents, any right to require a proceeding first against the Company, or against any other guarantor or other party providing collateral, or to exhaust any security for the performance of the obligations of the Company, any protest, presentment, notice or demand whatsoever, and each Guarantor hereby covenants that this Agreement shall not be terminated, discharged or released except, upon final payment in full of all Indebtedness due and to become due from the Company, and only to the extent of any such payment, performance and discharge unless otherwise specifically provided herein.

C. Each Guarantor delivers this Agreement based solely on such Guarantor’s independent investigation of (or decision not to investigate) the financial condition of the Company and is not relying on any information furnished by the Bank. Each Guarantor assumes full responsibility for obtaining any further information concerning the Company’s financial condition, the status of the Indebtedness or any other matter which such Guarantor may deem necessary or appropriate now or later. Each Guarantor waives any duty on the part of Bank, and agrees that it is not relying upon nor expecting the Bank, to disclose to such Guarantor any fact now or later known by the Bank, whether relating to the operations or condition of the Company, the existence, liabilities or financial condition of any guarantor of the Indebtedness, the occurrence of any Default (as defined in the Note) with respect to the Indebtedness, or otherwise, notwithstanding any effect such fact may have upon such Guarantor’s risk under this Agreement or such Guarantor’s rights against the Company. Each Guarantor knowingly accepts the full range of risk encompassed in this Agreement, which risk includes without limit the possibility that Company may incur Indebtedness to the Bank after the financial condition of the Company, or Company’s ability to pay debts as they mature, has deteriorated. Each Guarantor further acknowledges that pursuant to Section 8.1 of the Revolving Credit and Term Loan Agreement by and among the Company, SC Merger Sub, Inc., Research Applications, Inc., Comerica Bank as Administrative Agent and the other Banks party thereto dated as of August 19, 2003 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), the Company has covenanted and agreed that the Company shall repay the Note solely from the proceeds of sales of stock in Staktek Holdings, Inc.

D. Each Guarantor acknowledges that the effectiveness of this Agreement is not conditioned on any or all of the Indebtedness being guaranteed by anyone else. Subject to the terms of the Note, Bank, in its sole discretion, without notice to any Guarantor, may release, exchange, enforce and otherwise deal with any security now or later held by the Bank for payment of the Indebtedness without affecting in any manner the Bank’s rights under this Agreement. Each Guarantor acknowledges and agrees that the Bank does not have any obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and such Guarantor is not relying upon assets in which Bank has or may have a lien or security interest for payment of the Indebtedness.

E. Until all of the Indebtedness has been paid in full, each Guarantor irrevocably and absolutely waives any and all rights of subrogation, contribution, indemnification, recourse, reimbursement and any similar rights against the Company with respect to this Agreement, whether these rights arise under an express or implied contract or by operation of law. It is the intention of the parties that, until all of the Indebtedness has been paid in full, each Guarantor shall not be (or be deemed to be) a “creditor” (as defined in Section 101 of the Federal Bankruptcy Code, as the same may be amended) of the Company (or any other guarantor) by reason of the existence of this Agreement in the event that the Company becomes a debtor in any proceeding under the Federal Bankruptcy Code. This waiver is given to induce the Bank to enter into certain written contracts with the Company included in the Indebtedness. Each Guarantor warrants and agrees that none of Bank’s rights, remedies or interests shall be directly or indirectly impaired because of any of such Guarantor’s status as an “insider” or “affiliate” of the Company, and each Guarantor shall take any action, and shall execute any document, which the Bank may request in order to effectuate this warranty to the Bank.

F. Each Guarantor waives any defense based upon or arising by reason of (a) any disability or other defense of the Company or any other person; (b) the cessation or limitation from any cause, other than final and irrevocable payment in full, of the Indebtedness; (c) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of the Company or any defect in the formation of the Company; (d) the application by the Debtor of the proceeds of any Indebtedness for purposes other than the purposes represented by the Company to Bank or intended or understood by the Bank or such Guarantor; (e) any act or omission by the Bank which directly or indirectly result in or aids the discharge of the Company any Indebtedness by operation of law or otherwise; or (f) any modification of the Indebtedness, in any form, including without limit the renewal, extension, acceleration or other change in time for payment of the Indebtedness, or other change in the terms of Indebtedness or any part of it, including without limit increase or decrease of the rate of interest. Each Guarantor waives any defense such Guarantor may have based upon any election of remedies by the Bank which destroys such Guarantor’s subrogation rights or such Guarantor’s right to proceed against the Company for reimbursement, including without limit any loss of rights such Guarantor may suffer by reason of any rights, powers or remedies of the Company in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the Indebtedness.

G. Without limiting the generality of the foregoing, the obligations of the Guarantors under this Guaranty, and the rights of the Bank to enforce the same, by proceedings, whether by action at law, suit in equity or otherwise, shall not be in any way affected to the extent permitted by applicable law, by (i) any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding up or other proceeding involving or affecting the Company, any or all of the Guarantors or any other person including any discharge of, or bar or stay against collecting, all or any of the Indebtedness in or as a result of any such proceeding; (ii) any change in the ownership of any of the capital stock (or other ownership interests) of the Company or any or all of the Guarantors, or any other party providing collateral for any Indebtedness of the Company covered by this Guaranty, or any of their respective Affiliates; (iii) the election by the Agent or any Bank, in any bankruptcy proceeding of any person, to apply or not apply Section 1111(b)(2) of the Bankruptcy Code; (iv) any extension of credit or the grant of any security interest or lien under Section 363 of the Bankruptcy Code; (v) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person; (vi) the avoidance of any security interest or lien in favor of the Bank for any reason; (vii) any action taken by the Bank that is authorized by this paragraph or any other provision of this Guaranty; or (viii) any other principle or provision of law, statutory or otherwise, which is or might be in conflict with the terms hereof.

H. Each of the Guarantors hereby waives to the fullest extent possible under applicable law, any defense based upon the doctrine of marshaling of assets or upon an election of remedies by the bank, including, without limitation, an election to proceeds by non-judicial rather than judicial foreclosure, and any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal.

I. This Guaranty shall be non-recourse to the General Partner of each Guarantor, but shall be enforceable in accordance with its terms (and with full recourse) to each of the Guarantors.

III.	Miscellaneous.

A. Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or part, the effectiveness of this Agreement shall automatically continue or be reinstated, as the case may be, in the event that (a) any payment received or credit given by the Bank in respect of the Indebtedness is returned, disgorged, or rescinded as a preference, impermissible setoff, fraudulent conveyance, diversion of trust funds, or otherwise under any applicable state or federal law, including, without limitation, laws pertaining to bankruptcy or insolvency, in which case this Agreement shall be enforceable against a Guarantor as if the returned, disgorged, or rescinded payment or credit had not been received or given by the Bank, and whether or not the Bank relied upon this payment or credit or changed its position as a consequence of it; or (b) any liability is imposed, or sought to be imposed, against the Bank relating to the environmental condition of, or the presence of hazardous or toxic substances on, in or about, any property given as collateral to the Bank for the Indebtedness, whether this condition is known or unknown, now exists or subsequently arises (excluding only conditions which arise after any acquisition by the Bank of any such property, by foreclosure, in lieu of foreclosure or otherwise, to the extent due to the wrongful act or omission of the Bank), in which case this Agreement shall be enforceable to the extent of all liability, costs and expenses (including without limit reasonable attorneys’ fees) incurred by the Bank as the direct or indirect result of any environmental condition or hazardous or toxic substances. For purposes of this

Agreement, “environmental condition” includes, without limitation, conditions existing with respect to the surface or ground water, drinking water supply, land surface or subsurface and the air; and “hazardous or toxic substances” shall include any and all substances now or subsequently determined by any federal, state or local authority to be hazardous or toxic, or otherwise regulated by any of these authorities. Each Guarantor will comply in all material respects with all statutes, laws, ordinances and regulations relating to the Collateral, including without limitation any registration requirements and all federal, state and local environmental protection, toxic substance and other similar laws and regulations applicable to such Guarantor’s business or to any of the Collateral or any premises where any of the Collateral is located (such Guarantor hereby representing and warranting that, as of the date hereof, it is in compliance with all such laws and regulations), and hold harmless and indemnify Bank from and against any and all liability or claims asserted against or suffered by Bank as a result of any failure by such Guarantor to comply with this paragraph (or any misrepresentation or breach of warranty hereunder), such indemnity to survive any payoff and discharge of the Indebtedness.

B. Each Guarantor acknowledges that the Bank has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement, subject to the terms of the Note. To the extent and in connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now has or later acquires relating to such Guarantor, the Indebtedness or this Agreement, however obtained. Each Guarantor further agrees that the Bank may disclose the documents and information to the Company.

C. This Agreement constitutes the entire agreement of Guarantors and the Bank with respect to the subject matter of this Agreement. No waiver, consent, modification, or change of the terms of this Agreement shall bind Guarantors or Bank unless in writing and signed by the waiving party or an authorized officer of the waiving party, and then this waiver, consent, modification, or change shall be effective only in the specific instance and for the specific purpose given. This Agreement shall inure to the benefit of Bank and its successors and assigns. This Agreement shall be binding on Guarantors and each Guarantor’s successors, and assigns, including without limit any debtor in possession or trustee in bankruptcy for such Guarantor. Each Guarantor has entered into this Agreement in good faith for the purpose of inducing the Bank to extend credit to make other financial accommodations to Company and such Guarantor acknowledges that the terms of this Agreement are reasonable. If any provision of this Agreement is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

D. Each Guarantor agrees to reimburse the Bank for any and all reasonable costs and expenses (including without limit court costs, legal fees, and reasonable attorney fees whether inside or outside counsel is used, whether or not suit is instituted and, if instituted, whether at the trial court level, appellate level, in a bankruptcy, probate or administrative proceeding or otherwise and audit expenses) incurred in enforcing any of the duties and obligations of such Guarantor or rights of the Bank under this Agreement, except, however, costs and expenses arising solely as a result of the gross negligence or willful misconduct by Bank.

E. Notices to the parties under this Agreement shall be given in writing and given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address as set forth on the signature pages hereto or at such other address of a party as designated in writing by such party. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed shall be deemed given two business day s after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if delivered by telex or facsimile, shall be deemed given when received (answer back confirmed in the case of telexes and receipt confirmed in the case of facsimiles).

F. WAIVER OF JURY TRIAL. THE BANK (BY ACCEPTANCE OF THE BENEFITS HEREUNDER) AND THE GUARANTORS AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTION OF ANY OF THEM. NEITHER THE BANK NOR GUARANTORS SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANK OR GUARANTORS EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY ALL OF THEM.

G. Each Guarantor hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Michigan state court sitting in Detroit in any action or proceeding arising out of or relating to this Agreement and such Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such United States Federal or Michigan state court. Each Guarantor irrevocably consents to the service of any and all process in any such action or proceeding brought in any court in or of the State of Michigan by the delivery of copies of such process to such Guarantor at its address specified below or by certified mail directed to such address or such other address as may be designated by such Guarantor in any notice to that complies as to delivery with the terms specified herein. Nothing in this paragraph shall affect the right of the Bank to serve process in any other manner permitted by law or limit the right of the Bank to bring any such action or proceeding against any Guarantor or any of its property in the courts of any other jurisdiction. Each Guarantor hereby irrevocably waives any objection to the laying of venue of any such suit or proceeding in the above described courts.

H. This Guaranty includes all amendments and supplements hereto and assignments hereof and Guarantors and Bank shall not be bound by any amendment or undertaking not expressed in a writing executed by each of them.

I. All capitalized terms not specifically defined herein which are defined in the Credit Agreement are used as defined in the Credit Agreement.

J. The obligations of the Guarantors hereunder shall be joint and several, each with all and each with any one or more of the others, and may be enforced against each severally or jointly. Any Guarantor may be released from its obligations hereunder with or without consideration for such release and the obligations of the other Guarantor hereunder shall in no way be affected thereby. The Bank may fail or elect not to prove a claim against any bankrupt or insolvent Guarantor and thereafter the Bank may, without notice to any Guarantor, extend or renew any or part or all of any Indebtedness of the Company under the Note or otherwise and may permit any such Person to incur additional Indebtedness without affecting in any manner the unconditional obligation of each of the Guarantors hereunder. Such action shall not affect any right of contribution among the Guarantors.

K. If any term or provision of this Guaranty or the application thereof to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

L. Notwithstanding anything to the contrary contained herein, it is the intention of the Guarantors and the Bank that the amount of the respective Guarantor’s obligations hereunder shall be in, but not in excess of, the maximum amount thereof not subject to avoidance or recovery by operation of applicable law governing bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (collectively, “Applicable Insolvency Laws”). To that end, but only in the event and to the extent that such Guarantor’s respective obligations hereunder or any payment made pursuant thereto would, but for the operation of the foregoing proviso, be subject to avoidance or recovery under Applicable Insolvency Laws, the amount of such Guarantor’s respective obligations hereunder shall be limited to the largest amount which, after giving effect thereto, would not, under Applicable Insolvency Laws, render such Guarantor’s respective obligations hereunder unenforceable or avoidable or subject to recovery under Applicable Insolvency Laws. To the extent any payment actually made hereunder exceeds the limitation contained in this Section, then the amount of such excess shall, from and after the time of payment by the Guarantors (or any of them), be reimbursed by the Bank upon demand by such Guarantors. The foregoing proviso is intended solely to preserve the rights of the Bank hereunder against the Guarantors to the maximum extent permitted by Applicable Insolvency Laws and neither the Company nor any Guarantor nor any other Person shall have any right or claim under this Section that would not otherwise be available under Applicable Insolvency Laws.

* * *

(Signature pages follow on succeeding pages)

AUSTIN VENTURES VII, L.P.

By:	AV Partners VII, L.P. Its General Partner

By:	/s/ Joseph C. Aragona

Its General Partner

Address: 300 West Sixth Street, Suite 2300 Austin, Texas 78701

AUSTIN VENTURES VIII, L.P.

By:	AV Partners VII, L.P. Its General Partner

By:	/s/ Joseph C. Aragona

Its General Partner

Address: 300 West Sixth Street, Suite 2300 Austin, Texas 78701

Accepted and Approved: COMERICA BANK

By:	/s/ David S. McLaughlin

Its:	Vice President

SIGNATURE PAGE TO GUARANTY